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                                                     Exhibit (10)-9
                                                     Unicom Corporation
                                                     Form 10-K File No. 1-11375
                                                     Commonwealth Edison Company
                                                     Form 10-K File No. 1-1839

                               UNICOM CORPORATION

                        DEFERRED COMPENSATION UNIT PLAN

          1. Purposes. The purposes of the Unicom Corporation Deferred Compensation Unit Plan (the "Plan") are (i) to align the interests of the Company's stockholders and recipients of awards under the Plan by linking a portion of such recipients' compensation to the amount of cash dividends paid with respect to the Company's Common Stock and (ii) to assure continuity of efficient management, by providing for awards under the Plan, which may be wholly or partly in lieu of salary increases, to such persons.

          2. Definitions. In addition to the other terms defined in this Plan, the following terms shall have the following meanings for purposes of this Plan:

          "Committee" means the Compensation Committee of the Board of Directors of the Company.

          "Common Stock" means the Common Stock, without par value, of the Company.

          "Company" means Unicom Corporation, an Illinois corporation.

          "Current Compensation Unit" means an award entitling the recipient to receive, following the award and during the continued employment of the recipient by the Company or its subsidiaries, an amount in cash equal to, and payable on the payment dates of, the cash dividends such recipient would have received if on the day of the award one share of Common Stock had been issued to such recipient; provided, however, that no amounts shall be payable under such award in respect of non-cash dividends paid on the Common Stock.

          "Retirement Compensation Unit" means an award under Section 4(c) or 4(f) of this Plan entitling the recipient to receive, following the award and continuing for the recipient's lifetime, an amount equal to, and payable on the payment dates of, the cash dividends such recipient would have received if on the day of the award one share of Common Stock had been issued to such recipient; provided, however: (a) no amount shall be payable under such award in respect of non-cash
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     dividends paid on the Common Stock; (b) payments in respect of such unit in any calendar year shall not in any event be

          (i) less than the average amount of the payments per Current Compensation Unit during the five calendar years preceding the termination of employment which gave rise to the award of such Retirement Compensation Unit (provided that for purposes of this provision, the payments per Current Compensation Unit in the calendar years prior to January 1, 1995 shall be deemed to be as follows: 1994--$1.60, 1993--$1.60, 1992--$2.65, 1991--$3.00 and
               1990--$3.00), or

          (ii) more than such average amount (or the amount of the payments per Current Compensation Unit in the calendar year preceding such termination, if greater), increased at the compound annual rate of two percent to the end of the calendar year of payment;

     and (c) upon the death of a recipient of a Unit, leaving a spouse surviving, payments on account of such Unit shall continue to be made to the spouse for the spouse's lifetime, but only if (i) such Unit had originated from the deceased's employment by the Company or its subsidiaries and (ii) the surviving spouse was married to such recipient when his or her period of service with the Company and all of its subsidiaries terminated.

          "Units" means Current Compensation Units and Retirement Compensation Units.

          3. Eligible Participants. Participants in the Plan shall consist of such key executive and managerial employees of the Company and its subsidiaries as the Committee in its sole discretion may select from time to time consistent with the next sentence of this Section 3. The number of active officers and employees to whom Current Compensation Units may be so awarded in any one calendar year shall be limited to such number fixed by the Committee annually, but shall be so limited that the Plan shall remain primarily for the purpose of providing deferred compensation for a select group of management employees within the meaning of the Employee Retirement Income Security Act of 1974, as amended.

          4. Awards. (a) Subject to Section 4(b), the Committee shall, from time to time, award Current Compensation Units, which may be wholly or partly in lieu of salary increases, to eligible participants. Such awards shall be evidenced by a written notification to the recipient, which shall indicate the number of Current Compensation Units so awarded.

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          (b) The total number of Current Compensation Units awarded in any calendar year shall be limited so that the compensation payable thereon would not exceed one-tenth of one percent of "consolidated net income on the Common Stock of the Company" (as hereinafter defined) for the preceding calendar year. To compute this limitation, the "compensation payable thereon" shall be deemed to be the amount which would have been paid in the preceding calendar year either (a) on an equivalent number of units awarded on the record date for the first cash dividend on the Common Stock paid in that year, or (b) at a rate per unit equal to five percent of the book value per share of the Common Stock at the end of that year, whichever results in the lower number of available units. No Current Compensation Units shall be awarded in any calendar year if total payments during the preceding calendar year on outstanding Units had reduced consolidated net income on the Common Stock of the Company for such year by as much as two percent. As herein used, the term "consolidated net income on the Common Stock of the Company" shall mean, for any calendar year, such net income (after all Federal income and excess profits tax provisions) of the Company and its consolidated subsidiaries, or of the Company alone if there are no consolidated subsidiaries, as shown in the Annual Report to the Stockholders of the Company for such year.

          (c) Upon the termination of the employment by the Company and its subsidiaries of a recipient of Current Compensation Units, such recipient's Current Compensation Units shall automatically be converted into an equivalent number of Retirement Compensation Units; provided, however, if such termination of employment is due to the resignation of such recipient, then (i) such recipient's Current Compensation Units, and any payments in respect thereof, shall terminate immediately, and (ii) no Retirement Compensation Units shall be awarded pursuant to this Section 4(c).

          (d) If any recipient of Units should at any time engage in a competitive business activity, such recipient's Units, and any payments in respect thereof, shall terminate immediately.

          (e) The number of outstanding Units shall be adjusted by the Committee to reflect stock dividends, stock splits or other changes in the Company's Common Stock.

          (f) Notwithstanding the limitation contained in Section 4(b), the Committee may, from time to time and in such manner and on such terms as it shall consider to be appropriate, award Current Compensation Units and Retirement Compensation Units under this Plan in exchange for outstanding current compensation units and retirement compensation units, respectively, under the Commonwealth Edison Company Deferred Compensation Plan. Any Units so issued shall not reduce the number of Current Compensation Units otherwise issuable under Section 4(b).

          5. Administration. The Plan shall be administered and interpreted by the Committee. The Committee shall have the authority to adopt, alter and repeal such

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administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any award issued under the Plan (and any notices relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any notice of an award in the manner and to the extent it shall deem necessary to carry the Plan into effect. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Committee (or any of its members) arising out of or in connection with the Plan shall be within its absolute discretion and shall be final, binding and conclusive on the Company and all employees and participants and their respective beneficiaries, heirs, executors, administrators, successors and assigns.

          Neither the Committee nor any member thereof shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorney's fees) arising therefrom to the full extent permitted by law and under any directors' and officers' liability insurance that may be in effect from time to time. In addition, no member of the Board and no employee of the Company shall be liable for any act or failure to act hereunder, by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated or, except in circumstances involving a member's or employee's bad faith, gross negligence or fraud, for any act or failure to act by the member or employee.

          A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

          6. Amendment and Termination. The Board of Directors of the Company shall have the right to modify or discontinue the Plan at any time, and to establish a trust fund to ensure the payment of benefits hereunder, provided that the rights of persons entitled to payments on account of Units previously awarded shall in nowise be thereby impaired.

          7. Miscellany. (a) Unless the Board of Directors takes necessary action pursuant to Section 6 hereof, this Plan is intended to be unfunded. With respect to any payments as to which a participant has a fixed and vested interest but which are not yet made to a participant by the Company, nothing contained herein shall give any such participant any rights that are greater than those of a general creditor of the Company.

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          (b)  Neither this Plan nor the grant of any award hereunder shall give any participant or other employee any right with respect to continuance of employment by the Company or any of its subsidiaries, nor shall they be a limitation in any way on the right of the Company or any subsidiary by which an employee is employed to terminate his or her employment at any time.

          (c) This Plan and actions taken in connection herewith shall be governed and construed in accordance with the laws of the State of Illinois (without regard to applicable Illinois principles of conflict of laws).

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